UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2021, Walker & Dunlop, Inc. (the “Company”) entered into a senior secured term loan credit agreement (the “Credit Agreement”) with the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and JPMorgan Chase Bank, N.A., as sole lead arranger and bookrunner. The Credit Agreement replaces the Company’s $300 million term loan agreement (the “Prior Term Loan”) with Wells Fargo Bank, National Association, which was governed by that certain Amended & Restated Credit Agreement, dated as of November 7, 2018, by and among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as syndication agent (as amended from time to time). The Credit Agreement provides for a $600 million term loan (the “Term Loan”). At any time, the Company may also elect to request the establishment of one or more incremental term loan commitments (any such additional term loan, an “Incremental Term Loan”) in an aggregate principal amount for all such Incremental Term Loans not to exceed the greater of $230 million and 100% of Consolidated Adjusted EBITDA (as defined therein) plus the maximum amount of indebtedness that could be incurred at such time that would not cause the Consolidated Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 3.00 to 1.00, which additional commitment may be agreed at each lender’s sole discretion.

The Company used approximately $292.8 million of the Term Loan proceeds to repay in full the Prior Term Loan and to pay certain transaction costs incurred in connection with the Term Loan and used the remainder of the Term Loan proceeds to partially fund the Transaction (as defined below), in each case as permitted by the Credit Agreement.

The Company is obligated to repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments equal to 0.25% of the aggregate principal amount of such Term Loan (subject to certain adjustments for prepayments of the Term Loan) on the last business day of each of March, June, September and December commencing on March 31, 2022. The final principal installment of the Term Loan is required to be paid in full on December 16, 2028 (or, if earlier, the date of acceleration of the Term Loan pursuant to the terms of the Credit Agreement) and will be in an amount equal to the aggregate outstanding principal of the Term Loan on such date (together with all accrued interest thereon).

At the Company’s election, the Term Loan will bear interest at either (i) Alternate Base Rate (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement) of 1.25% or (B) the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus the Applicable Margin of 2.25% (provided that the Adjusted Term SOFR Rate shall not be available until three (3) business days after December 21, 2021 unless the Company complies with certain indemnification obligations under the Credit Agreement).

The obligations of the Company under the Credit Agreement are guaranteed by Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC, Walker & Dunlop Capital, LLC, W&D BE, Inc., and Walker & Dunlop Investment Sales, LLC, each of which is a direct or indirect wholly owned subsidiary of the Company (together with the Company, the “Loan Parties”), pursuant to a Guarantee and Collateral Agreement entered into on December 16, 2021 among the Loan Parties and the Agent (the “Guarantee and Collateral Agreement”). Subject to certain exceptions and qualifications contained in the Credit Agreement, the Company is required to cause any newly created or acquired subsidiary, unless such subsidiary has been designated as an Excluded Subsidiary (as defined in the Credit Agreement) by the Company in accordance with the terms of the Credit Agreement, to guarantee the obligations of the Company under the Credit Agreement and become a party to the Guarantee and Collateral Agreement. The Company may designate a newly created or acquired subsidiary as an Excluded Subsidiary so long as certain conditions and requirements provided for in the Credit Agreement are met. In addition, under the Guarantee and Collateral Agreement, the obligations of the Loan Parties under and in respect of the Credit Agreement are secured by each Loan Party’s equity interest in direct or indirect subsidiaries owned on the date of the Credit Agreement but excluding Excluded Subsidiaries and certain other assets and personal property of the Loan Parties other than certain Excluded Assets (as defined in the Guarantee and Collateral Agreement). Collateral with respect to any Permitted Funding Indebtedness (as defined in the Credit Agreement) is not included in the collateral securing the Credit Agreement, provided that in no event shall such collateral include (a) any right to payments owed to any Loan Party under any of the Servicing Contracts (as defined in the Credit Agreement) or (b) any MSR Assets (as defined in the Credit Agreement), other than such rights to payment and MSR Assets relating to loans included in such collateral.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Loan Parties to incur indebtedness, to create liens on their property, to make investments, to merge, consolidate or enter into any similar combination, or enter into any asset disposition of all or substantially all assets, or liquidate, wind-up or dissolve, to make asset dispositions, to declare or pay dividends or make related distributions, to enter into certain transactions with affiliates, to enter into any negative pledges or other restrictive agreements, and to engage in any business other than the business of the Loan Parties as of the date of the Credit Agreement and business activities reasonably related or ancillary thereto, or to amend certain material contracts.

In addition, the Credit Agreement contains a financial covenant requiring the Company not to permit its Asset Coverage Ratio (as defined in the Credit Agreement) to be less than 1.50 to 1.00, tested quarterly.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, failure of the Credit Agreements or other loan documents to be valid and binding, and certain ERISA events and judgments.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

The Agent and some of the lenders under the Credit Agreement and the Guarantee and Collateral Agreement and their respective affiliates have various relationships with the Loan Parties involving the provision of financial services, including other credit facilities with affiliates of the Company and investment banking. In addition, Walker & Dunlop, LLC has entered into forward delivery commitments in the ordinary course of business with some of the lenders and their affiliates.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2021 (the “Closing Date”), Walker & Dunlop, Inc., a Maryland corporation (the “Company” or “our”), closed the transactions (collectively, the “Transaction”) contemplated by the Purchase Agreement dated August 30, 2021 (the “Purchase Agreement”) by and among the Company, WDAAC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Purchaser”), Alliant, Inc., a Florida corporation (“Alliant Inc.”), Alliant ADC, Inc., a California corporation (“Alliant ADC”), Palm Drive Associates, LLC, a Delaware limited liability company (“Palm Drive”), Shawn Horwitz, an individual (“Horwitz” and collectively with Alliant Inc., Alliant ADC and Palm Drive, the “Seller Parties”), and each of The Alliant Company, LLC, a Florida limited liability company, Alliant Capital, Ltd., a Florida limited liability company (“Alliant Capital”), Alliant Fund Asset Holdings, LLC, a Delaware limited liability company, Alliant Asset Management Company, LLC, a California limited liability company, Alliant Strategic Investments II, LLC, a Delaware limited liability company, ADC Communities, LLC, a Florida limited liability company, ADC Communities II, LLC, a California limited liability company, AFAH Finance, LLC, a Delaware limited liability company, Alliant Fund Acquisitions, LLC, a Florida limited liability company, and Vista Ridge 1, LLC, a California limited liability company.

Pursuant to the terms of the Purchase Agreement, Purchaser acquired, directly and indirectly, from the Seller Parties the equity of the entities comprising the business of Alliant Capital and its affiliates (the “Acquired Companies”), a privately owned investment management firm that is focused on the affordable housing sector through low-income housing tax credit syndication, joint venture development, and community preservation fund management. There was no material relationship, other than in respect of the Transaction, between the Seller Parties or any of their respective affiliates and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.

Pursuant to the terms and conditions of the Purchase Agreement, the total enterprise value of the Acquired Companies equaled approximately $744 million, which was comprised of: (i) the Purchaser’s assumption of certain securitization debt of the Seller Parties and the Acquired Companies, valued at approximately $145 million, and (ii); the following consideration transferred:

•	the issuance to Horwitz of 808,698 shares of common stock of the Company (which is the number of shares of common stock equal to $90 million divided by $111.29 (as set forth in the Purchase Agreement)), which have an aggregate value of approximately $115 million (based on the Closing Date price per share of $142.59), which are subject to restrictions, including a four-year, graded vesting sale restriction lifted in four annual 25% increments;

•	cash consideration of approximately $384 million (inclusive of working capital adjustments); and

•	up to $100 million in cash that is contingent on the achievement of certain post-closing financial performance objectives of the Acquired Companies during the four-year period immediately following closing of the Transaction (the “Earnout”).

The Earnout is subject to acceleration in the event that there is either a change of control of WDAAC, LLC or the employment of certain other individuals is terminated by Purchaser other than for cause prior to the end of the four-year anniversary of the closing of the Transaction. Additionally, the Earnout is subject to acceleration in the event the employment of Horwitz and certain other individuals is terminated by Purchaser other than for cause prior to the end of the two-year anniversary of the closing of the Transaction. In the event that Purchaser discontinues or abandons a material but less than a majority of the business of the Acquired Companies, the calculation of the performance objectives for the Earnout will be adjusted to take into account the impacted operations of the business.

This Current Report on Form 8-K provides a summary of the Purchase Agreement and the Transaction and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, attached hereto as Exhibit 2.1 and hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

In connection with the Transaction, on the Closing Date, the Company issued to Horwitz, as partial consideration for the Acquired Companies, 808,698 shares of common stock of the Company (which is the number of shares of common stock equal to $90 million divided by $111.29 (as set forth in the Purchase Agreement)), which have an aggregate value of approximately $115 million (based on the Closing Date price per share of $142.59). The issued shares are subject to restrictions, including a four-year, graded vesting sale restriction lifted in four annual 25% increments. The issued shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On December 16, 2021, the Company issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information in this Item 7.01, as well as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Purchase Agreement, dated as of August 30, 2021, by and among Walker & Dunlop, Inc., WDAAC, LLC, Alliant Company, LLC, Alliant Capital, Ltd., Alliant Fund Asset Holdings, LLC, Alliant Asset Management Company, LLC, Alliant Strategic Investments II, LLC, ADC Communities, LLC, ADC Communities II, LLC, AFAH Finance, LLC, Alliant Fund Acquisitions, LLC, Vista Ridge 1, LLC, Alliant, Inc., Alliant ADC, Inc., Palm Drive Associates, LLC, and Shawn Horwitz (incorporated by reference to Exhibit 2.5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021)

†10.1	Credit Agreement, dated as of December 16, 2021, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as sole lead arranger and bookrunner.

†10.2	Guarantee and Collateral Agreement, dated as of December 16, 2021, by and among Walker & Dunlop, Inc., as borrower, certain subsidiaries of Walker & Dunlop, Inc., as subsidiary guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated December 16, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

†: Schedules (or similar attachments) have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: December 20, 2021	By:	/s/ Stephen P. Theobald
Stephen P. Theobald Executive Vice President and Chief Financial Officer